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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 11, 2002, accompanying the consolidated financial statements and included in the Annual Report of Rent-A-Center, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Rent-A-Center, Inc. and Subsidiaries on post effective Amendment No. 2 to Form S-3 (333-77985).


/s/ Grant Thornton LLP


Dallas, Texas

January 22, 2003